Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

First Quarter 2014 Operating Results

Baton Rouge, LA – May 7, 2014—Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2014.

First Quarter Results

Lamar reported net revenues of $284.9 million for the first quarter of 2014 versus $276.6 million for the first quarter of 2013, a 3.0% increase. Operating income for the first quarter of 2014 was $31.1 million as compared to $19.1 million for the same period in 2013. Lamar recognized a net loss of $4.8 million for the first quarter of 2014 compared to a net loss of $10.3 million for same period in 2013.

Adjusted EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets) for the first quarter of 2014 was $104.4 million versus $103.1 million for the first quarter of 2013, a 1.2% increase.

Free Cash Flow (defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures) for the first quarter of 2014 was $51.1 million as compared to $43.1 million for the same period in 2013, a 18.6% increase.

Pro forma adjusted net revenue for the first quarter of 2014 increased 1.9% and pro forma Adjusted EBITDA increased 0.4% as compared to the first quarter of 2013. Pro forma adjusted net revenue and pro forma Adjusted EBITDA include adjustments to the 2013 period for acquisitions and divestitures for the same time frame as actually owned in the 2014 period. Pro forma adjusted net revenue, pro forma Adjusted EBITDA and pro forma adjusted outdoor operating income in the 2013 and 2014 periods have also been adjusted to reflect revenue recognition on a monthly basis over the term of each advertising contract. Commencing with the fourth quarter of 2013, the Company is recognizing revenue on a daily basis. See “Reconciliation of Reported Basis to Pro Forma Basis” on page 7 of this release, which presents pro forma adjusted net revenue after acquisition adjustments and without giving effect to the change to daily revenue recognition.

The Company is introducing the following metrics, which are widely recognized by REIT investors: Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO). For the first quarter of 2014, FFO was $60.4 million versus $59.3 million for the first quarter of 2013, a 1.8% increase. AFFO for the first quarter of 2014 was $58.8 million compared to $50.2 million for the same period in 2013, a 17.2% increase.1 Our calculations of FFO and AFFO have not been adjusted to reflect changes to our tax expense that will be made if we qualify and elect to be taxed as a REIT. In which case, our tax expense would be lower than our historical effective tax rates.

Guidance

For the second quarter of 2014, the Company expects adjusted net revenue (recognized on a monthly basis) to be approximately $331 million to $334 million. On a pro forma adjusted basis this represents an increase of approximately 1% to 2%. The Company will continue to provide adjusted net revenue guidance for 2014 based on monthly revenue recognition consistent with past practice.

Liquidity

As of March 31, 2014, Lamar had $461.7 million in total liquidity that consists of $393.0 million available for borrowing under its revolving senior credit facility and approximately $68.7 million in cash and cash equivalents.

[1]	See “Use of Non-GAAP Financial Measures” below for additional information and the Company’s definitions of FFO and AFFO.

Recent Transactions

Term A Loans and Note Redemption. On April 18, 2014, the senior credit facility of Lamar’s wholly owned subsidiary, Lamar Media Corp., was amended to create a new $300 million Term A Loan facility. Lamar Media borrowed all $300 million in Term A loans on April 18, 2014 and the net loan proceeds, together with borrowings under the revolving portion of its senior credit facility and cash on hand, were used to fund the redemption of all $400 million in aggregate principal amount of Lamar Media’s 7 7/8% Senior Subordinated Notes due 2018 on April 21, 2014.

Forward Looking Statements

This press release contains forward-looking statements, including the statements regarding guidance for the second quarter of 2014. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to qualify as a REIT and maintain our status as a REIT assuming we successfully qualify; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, adjusted pro forma results and outdoor operating income. The Company defines Funds From Operations as net income before real estate depreciation and amortization, gains on loss from disposition of real estate assets and investments and an adjustment to eliminate non-controlling interest. The Company defines Adjusted Funds From Operations as Funds From Operations before straight-line (revenue) expense, stock-based compensation expense, non-cash tax expense (benefit), non-real estate related depreciation and amortization, amortization of deferred financing and debt issuance costs, loss on extinguishment of debt, non-recurring, infrequent or unusual losses (gains), less maintenance capital expenditures and an adjustment for non-controlling interest. These measures are not intended to replace financial performance measures determined in accordance with GAAP and should not be considered alternatives to operating income, net income, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, free cash flow, Funds From Operations, Adjusted Funds From Operations, adjusted pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Management also deems the presentation of monthly revenue recognition useful to allow investors to see the impact of an immaterial change to its revenue recognition policy and to provide pro forma results that are comparable with prior periods and in line with the Company’s presentation of market guidance. Our presentation of these measures may not be comparable to similarly titled measures used by other companies. See “Supplemental Schedules—Reconciliations of Non-GAAP Measures,” which provides reconciliations of each of these measures to the most directly comparable GAAP measure.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, May 7, 2014 at 10:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140
Pass Code:	39098824

Available through Wednesday, May 14, 2014 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com

Available through Wednesday, May 14, 2014 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 23 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

LAMAR ADVERTISING COMPANY AND

SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2014	2013
Net revenues	$284,933	$276,605

Operating expenses (income)
Direct advertising expenses	111,508	106,519
General and administrative expenses	54,949	54,262
Corporate expenses	14,100	12,701
Non-cash compensation	3,912	10,773
Depreciation and amortization	69,526	73,901
Gain on disposition of assets	(206)	(606)

	253,789	257,550

Operating income	31,144	19,055

Other expense (income)
Interest income	(45)	(28)
Loss on extinguishment of debt	5,176	—
Other-than-temporary impairment of investment	4,069	—
Interest expense	30,268	36,700

	39,468	36,672

Loss before income tax benefit	(8,324)	(17,617)
Income tax benefit	(3,487)	(7,354)

Net loss	(4,837)	(10,263)
Preferred stock dividends	91	91

Net loss applicable to common stock	$(4,928)	$(10,354)

Earnings per share:
Basic loss per share	$(0.05)	$(0.11)

Diluted loss per share	$(0.05)	$(0.11)

Weighted average common shares outstanding:
- basic	94,906,018	93,974,956
- diluted	95,368,995	94,350,240

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$104,376	$103,123
Interest, net	(28,940)	(33,766)
Current tax expense	(1,878)	(413)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(22,398)	(25,788)

Free cash flow	$51,069	$43,065

	March 31, 2014	December 31, 2013
OTHER DATA (continued):

Selected Balance Sheet Data:
Cash and cash equivalents	$68,741	$33,212
Working capital	$140,503	$36,705
Total assets	$3,426,578	$3,401,618
Total debt (including current maturities)	$1,946,761	$1,938,802
Total stockholders’ equity	$942,058	$932,946

	Three months ended March 31,
	2014	2013
Selected Cash Flow Data:
Cash flows provided by operating activities	$62,584	$51,721
Cash flows used in investing activities	$(25,772)	$(29,355)
Cash flows used in financing activities	$(637)	$(5,451)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2014	2013
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$62,584	$51,721
Changes in operating assets and liabilities	12,574	18,500
Total capital expenditures	(22,398)	(25,788)
Preferred stock dividends	(91)	(91)
Other	(1,600)	(1,277)

Free cash flow	$51,069	$43,065

Reconciliation of Adjusted EBITDA to Net Loss:
Adjusted EBITDA	$104,376	$103,123
Less:
Non-cash compensation	3,912	10,773
Depreciation and amortization	69,526	73,901
Gain on disposition of assets	(206)	(606)

Operating Income	31,144	19,055

Less:
Interest income	(45)	(28)
Loss on extinguishment of debt	5,176	—
Other-than-temporary impairment of investment	4,069	—
Interest expense	30,268	36,700
Income tax benefit	(3,487)	(7,354)

Net loss	$(4,837)	$(10,263)

Capital expenditure detail by category:
Billboards – traditional	$4,618	$6,218
Billboards – digital	9,798	11,623
Logo	1,868	1,863
Transit	90	20
Land and buildings	3,301	2,784
Operating Equipment	2,723	3,280

Total capital expenditures	$22,398	$25,788

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2014	2013	% Change
Reconciliation of Reported Basis to Pro Forma(a) Basis:
Net revenue (daily basis)	$284,933	$276,605	3.0%
Conversion from daily to monthly	7,841	6,874

Adjusted net revenue	$292,774	$283,479	3.3%
Acquisitions and divestitures	—	3,957

Pro forma adjusted net revenue (monthly basis)	$292,774	$287,436	1.9%

Reported direct advertising and G&A expenses	$166,457	$160,781	3.5%
Acquisitions and divestitures	—	2,219

Pro forma direct advertising and G&A expenses	$166,457	$163,000	2.1%

Outdoor operating income (daily basis)	$118,476	$115,824	2.3%
Conversion from daily to monthly	7,841	6,874

Adjusted outdoor operating income	$126,317	$122,698	2.9%
Acquisitions and divestitures	—	1,738

Pro forma adjusted outdoor operating income (monthly basis)	$126,317	$124,436	1.5%

Reported corporate expenses	$14,100	$12,701	11.0%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$14,100	$12,701	11.0%

Adjusted EBITDA (daily basis)	$104,376	$103,123	1.2%
Conversion from daily to monthly	7,841	6,874

Adjusted EBITDA	$112,217	$109,997	2.0%
Acquisitions and divestitures	—	1,738

Pro forma Adjusted EBITDA (monthly basis)	$112,217	$111,735	0.4%

(a) Pro forma adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2013 for acquisitions and divestitures for the same time frame as actually owned in 2014. Pro forma adjusted net revenue, outdoor operating income and Adjusted EBITDA have also been adjusted to reflect revenue recognition on a monthly basis (eliminating the effect of an immaterial correction) in both the 2013 and 2014 periods.

	Three months ended March 31,
	2014	2013
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$118,476	$115,824
Less: Corporate expenses	14,100	12,701
Non-cash compensation	3,912	10,773
Depreciation and amortization	69,526	73,901
Plus: Gain on disposition of assets	206	606

Operating income	$31,144	$19,055

UNAUDITED PRO FORMA REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS)

	Three months ended
	March 31,
	2014	2013
Net loss	$(4,837)	$(10,263)
Depreciation and amortization related to advertising structures	65,175	69,882
Gain from disposition of real estate assets	(24)	(518)
Adjustment for minority interest – consolidated affiliates	77	221

Funds From Operations	$60,391	$59,322
Non-cash effect of straight-line rent	(52)	(136)
Stock-based compensation expense	3,912	10,773
Non-cash tax benefit	(5,365)	(7,767)
Non-real estate related depreciation and amortization	4,351	4,019
Amortization of deferred financing and debt issuance costs	1,283	2,906
Loss on extinguishment of debt	5,176	—
Loss from other-than-temporary impairment of investment	4,069	—
Capitalized expenditures—maintenance	(14,874)	(18,706)
Adjustment for minority interest – consolidated affiliates	(77)	(221)

Adjusted Funds From Operations	$58,814	$50,190

Given the Company’s preparation for potential election of REIT status for the taxable year beginning January 1, 2014, two widely recognized metrics of operating performance for REITs, Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO), are presented above. The calculation of FFO is based on the definition as set forth by the National Association of Real Estate Investment Trusts (NAREIT). A reconciliation of net income to FFO and the calculation of AFFO, which are non-GAAP financial measures, are also presented above. The measures of FFO and AFFO may not be comparable to those reported by REITs that do not compute these measures in accordance with the NAREIT definitions, or that interpret those definitions differently than the Company does. Our net loss reflects our current status as a regular domestic C Corporation for U.S. Federal Income Tax purposes. If we qualify and elect to be taxed as a REIT, our tax expense would be lower than our historical effective tax rates.